Exhibit 99.1

Intellisync Corporation Completes Tourmaline Networks Acquisition

SAN JOSE, CA (03/03/05) – Intellisync Corporation (Nasdaq: SYNC), a leading developer and marketer of wireless software for the worldwide mobile communications industry, today announced the completion of its acquisition of Tourmaline Networks, Inc., a privately held developer and marketer of mobile email solutions. Tourmaline, the largest provider of QUALCOMM-based BREW® email products to mobile operators around the world, will operate as a wholly owned subsidiary of Intellisync.

“Tourmaline’s technology not only expands the broad array of devices Intellisync supports, but also adds valuable partners to our growing mobile-operator business,” said Intellisync CEO Woodson (Woody) Hobbs. “Perhaps more importantly, it will help us provide a wireless email solution to the enormous market of groupware or POP / IMAP users who do not currently own a smartphone or PDA.”

Tourmaline’s products support POP, HTML, IMAP, Microsoft Exchange and Lotus Domino mail on over 50 handsets, and are available in English, Spanish and Chinese language versions. Tourmaline has distribution agreements with over 20 mobile operators worldwide. In addition to Verizon Wireless, these operators include ALLTEL, Cellular South, CodeTel, Cricket, IUSACELL, MetroPCS, Midwest Wireless, US Cellular and Western Wireless in the U.S. Outside of the U.S., Tourmaline’s products are offered by BellSouth Colombia, BellSouth Ecuador, BellSouth Guatemala, BellSouth Panama, Hutchinson CAT, nTelos, Telecommunications Movilnet, Telefonica Peru and Telstra. Tourmaline also provides email products to leading ISPs.

ABOUT INTELLISYNC CORPORATION

Intellisync Corporation (Nasdaq: SYNC) is a leading provider of mobile software and platforms to large enterprises, mobile operators, software providers and device manufacturers. Intellisync has won the mobility industry’s top awards by providing seamless synchronization, secure wireless email, device control and mobility management software that connects nearly every device, data source and application available. The world’s largest corporations have selected Intellisync as their mobility solution standard, including America Online, Crédit Agricole, Domino’s Pizza, Guidant, IBM, Microsoft, NTT DoCoMo, Oracle | PeopleSoft, Pfizer, Target, T-Mobile, Union Pacific, Verizon Wireless and Yahoo! For more information, please visit www.intellisync.com.

ABOUT TOURMALINE NETWORKS, INC.

Tourmaline Networks, Inc. (www.tourmalinenetworks.com) develops and markets wireless email solutions for mobile workers and consumers. Tourmaline products help people increase their productivity by providing simple, secure and affordable access to email anytime, anywhere. Tourmaline products offer new revenue opportunities to telecom carriers and Internet service providers. Founded in 2000, Tourmaline is located in Solana Beach, CA.

LEGAL DISCLOSURE

The forward-looking statements above in this news release, including but not limited to Intellisync’s ability to provide a wireless email solution to groupware or POP / IMAP users who do not currently own a smartphone or PDA, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to market acceptance of the acquisition, our ability to retain key employees of Tourmaline Networks, our ability to leverage the acquisition to address mobile email challenges, and the timely introduction, availability and acceptance of new products. Other important factors include the effect of continued weakness of general economic factors on the overall demand for our products and services, the timing of market adoption and movement toward data synchronization and integration solutions, margin erosion, market shrinkage, economic uncertainty related to terrorism and conflict in the Middle East, the impact of competitive products and pricing, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the “Risk Factors” section of Intellisync Corporation’s Annual Report on Form 10-K for the year ended July 31, 2004 and Intellisync’s quarterly and periodic reports filed from time to time with the U.S. Securities and Exchange Commission. Intellisync Corporation disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Intellisync and the Intellisync logo are trademarks of Intellisync Corporation that may be registered in certain jurisdictions. All other product and company names may be trademarks of their respective owners. QUALCOMM and BREW are registered trademarks of QUALCOMM Incorporated.